EXHIBIT 99.2

Felix Energy Holdings II, LLC

Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
	2019	2018
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,490	$6,677
Restricted cash	3,602	-
Accounts receivable
Trade	66,867	36,829
Joint interest	7,621	251
Derivative settlements	476	4,747
Derivative asset	10,405	-
Prepaid and other current assets	1,488	1,073
Inventory	3,363	1,174

Total current assets	100,312	50,751

PROPERTY AND EQUIPMENT, at cost:
Oil and gas properties (successful efforts method)
Proved properties	1,703,579	1,273,672
Unproved properties	30,940	29,633
Wells in progress	224,550	163,260
Water facilities and disposal systems	134,391	108,369
Midstream facilities	73,326	40,832
Other property and equipment	1,859	2,047
Accumulated depletion, depreciation, and amortization	(262,144)	(128,622)

Total property and equipment, net	1,906,501	1,489,191

OTHER ASSETS	1,103	881

TOTAL ASSETS	$2,007,916	$1,540,823

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$9,934	$68,080
Accrued liabilities	108,244	104,458
Revenues payable	25,197	9,914
Derivative liability	-	3,925

Total current liabilities	143,375	186,377

LONG-TERM DEBT, net	876,913	641,647

ASSET RETIREMENT OBLIGATIONS	4,482	3,298

Total liabilities	1,024,770	831,322

MEMBER’S EQUITY	983,146	709,501

TOTAL LIABILITIES AND MEMBER’S EQUITY	$2,007,916	$1,540,823

See accompanying notes to these condensed consolidated financial statements.	1

Felix Energy Holdings II, LLC

Condensed Consolidated Statements of Income (unaudited)

	Nine-Month Periods
	Ended September 30,
	2019	2018
	(in thousands)
REVENUES
Oil revenue	$467,964	$222,205
Gas revenue	6,204	6,403
NGL revenue	25,447	18,275
Water revenue	10,330	7,010

Total revenues	509,945	253,893

OPERATING EXPENSES
Lease operating	81,764	35,826
Gathering, processing, and transportation	31,585	14,841
Production taxes	27,169	12,839
Geological and geophysical	4,849	5,123
Exploration	3,563	830
Depreciation, depletion, and amortization	134,372	54,968
General and administrative	15,062	11,443

Total operating expenses	298,364	135,870

INCOME FROM OPERATIONS	211,581	118,023

OTHER (INCOME) EXPENSE
Gain on sale of oil and gas properties	-	(2,607)
(Gain) loss on derivative instruments	(5,770)	12,801
Interest expense, net	24,229	5,868
Interest income	(176)	(28)
Other income	(49)	-

Total other expense, net	18,234	16,034

NET INCOME	$193,347	$101,989

See accompanying notes to these condensed consolidated financial statements.	2

Felix Energy Holdings II, LLC

Condensed Consolidated Statement of Member’s Equity (unaudited)

Nine-Month Periods
Ended September 30,
2019 and 2018
(in thousands)
BALANCE, December 31, 2017	$573,261

Capital contributions
Capital distributions	(12,865)
Net income	101,989

BALANCE, September 30, 2018	$662,385

BALANCE, December 31, 2018	$709,501

Capital contributions	100,000
Capital distributions	(19,702)
Net income	193,347

BALANCE, September 30, 2019	$983,146

See accompanying notes to these condensed consolidated financial statements.	3

Felix Energy Holdings II, LLC

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine-Month Periods
	Ended September 30,
	2019	2018
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$193,347	$101,989
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	134,225	54,861
Amortization of deferred financing costs included in interest	2,422	861
Accretion of discount on asset retirement obligation	147	107
Surrendered and expired acreage	3,563	830
Change in fair value of derivatives	(10,059)	(2,510)
Gain on sale of oil and gas properties	-	(2,607)
Change in operating assets and liabilities:
Accounts receivable	(37,409)	(16,814)
Prepaid expenses	(415)	(278)
Inventory	(2,189)	(2,975)
Accounts payable	(58,145)	33,813
Accrued expenses	3,786	(5,643)
Revenues payable	15,283	1,922
Net cash provided by operating activities	244,556	163,556

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(559,051)	(505,124)
Additions to other property and equipment	(86)	(617)
Proceeds from sale of oil and gas properties	-	2,804
Change in prepaid drilling costs	(255)	(420)
Net cash used in investing activities	(559,392)	(503,357)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facilities	240,654	350,511
Deferred financing costs	(2,700)	(2,074)
Capital contributions	100,000	-
Capital distributions	(19,703)	(12,866)
Net cash provided by financing activities	318,251	335,571
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH,	3,415	(4,230)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of period	6,677	9,019
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, end of period	$10,092	$4,789
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest	$36,289	$8,273
Property additions associated with changes in current liabilities	$8,867	$42,741

See accompanying notes to these condensed consolidated financial statements.	4

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies

Nature of Business – Felix Energy Holdings II, LLC (the Company), a Delaware Limited Liability Company (LLC), was formed on August 28, 2015, for the purpose of acquiring, developing and operating oil and gas properties in the Permian Basin. As an LLC, the amount at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s actual capital contribution.

In June 2017, the Company was conveyed to Felix Investments Holdings II, LLC (HoldCo). HoldCo is directly and indirectly owned 100% by Felix Energy Investments II, LLC (Investments). Prior to this conveyance, the Company was owned by Investments (99.9%) and Felix Energy II, Inc. (0.01%), a C Corporation, which was wholly owned by Investments.

The Company has the following wholly owned subsidiaries:

•	Felix Water, LLC,
•	Felix Midstream, LLC, and
•	Felix Administrative Services, LLC

Basis of Presentation – The Company follows accounting standards established by the Financial Accounting Standards Board (FASB). The FASB sets accounting principles generally accepted in the United States of America (GAAP) to ensure consistent reporting of the Company’s financial condition, results of operations and cash flows. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (ASC or Codification). The condensed interim financial information includes a note that the financial information does not represent complete financial statements and is to be read in conjunction with the entity’s latest audited annual financial statements. The Company believes the disclosures are adequate to make the information not misleading. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation for the period presented have been included.

Principles of Consolidation – The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries. In preparing the condensed consolidated financial statements, all inter-company accounts and transactions have been eliminated.

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates. Significant judgments and estimates include: estimates related to the oil and gas reserves held by the Company which directly impact the depletion calculation and fair value of the oil and gas properties.

Cash, Cash Equivalents, and Restricted Cash – Cash and cash equivalents include cash on hand, amounts held in banks and highly liquid investments purchased with an original maturity of three months or less. Restricted cash consists of cash restricted for the purpose of the drilling and completion costs for five oil and gas wells pursuant to a farm-out agreement executed during the nine months ended September 30, 2019.

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Accounts Receivable – The Company’s accounts receivable are generated from oil and gas sales and from joint interest owners on properties that the Company operates. The Company’s oil and gas receivables are typically collected within one to two months. No allowance for bad debts has been recorded at September 30, 2019.

Inventory – Inventory consists of pipe and supplies maintained to support the Company’s water and midstream infrastructure and is stated at the lower of cost (determined on a specific identification basis) or market. Management reviews inventory for items which are slow moving, damaged, or obsolete to provide for a valuation reserve. No reserve for excess or obsolete inventory has been deemed necessary as of September 30, 2019.

Oil and Gas Properties – The Company accounts for its oil and gas operations using the successful efforts method of accounting. Under this method, all costs associated with property acquisitions, successful exploratory wells, and all development wells are capitalized, including interest on capital costs associated with the development of oil and gas properties during drilling and completion. Items charged to expense generally include geological and geophysical costs, costs of unsuccessful exploratory wells, delay rentals, and oil and gas production costs. Capitalized costs of proved leasehold costs are depleted on a field-by-field basis using the units-of-production method based upon total proved oil and gas reserves. Other capitalized costs of producing properties are depleted based on proved developed reserves. All wells in process as of September 30, 2019 and 2018 are expected to be completed within the next 12 months. Depletion expense for the nine-month periods ended September 30, 2019 and 2018 was $133.9 million and $54.7 million, respectively.

The Company assesses its proved oil and gas properties for impairment whenever events or circumstances indicate that the carrying value of the assets may not be recoverable. The impairment test compares undiscounted future net cash flows to the assets’ net book value. If the net capitalized costs exceed future net cash flows, then the cost of the property is written down to the estimated fair value. Fair value for oil and natural gas properties is generally determined based on an analysis of discounted future net cash flows adjusted for certain risk factors. There were no impairments of proved oil and gas properties during the nine months ended September 30, 2019 and 2018.

Unproved properties are assessed periodically on a project-by-project basis to determine whether an impairment has occurred. Management’s assessment includes consideration of the results of exploration activities, commodity price outlooks, planned future sales, or expiration of all or a portion of such projects which impact the amount and timing of impairment provisions. Sales proceeds from unproved oil and gas properties are credited to related costs of the prospect sold until all such costs are recovered and then to net gain or loss on sales of unproved oil and gas properties. As of September 30, 2019, management determined there was no impairment of unproved properties.

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Water Facilities and Disposal Systems – Water facilities and disposal systems consist of disposal wells and facilities and source water ponds and pits. Amounts are recorded at cost and depreciated using the straight-line method. The estimated useful lives are as follows:

Disposal wells	20 years
Source water ponds and pits	10 years

Water facilities and disposal systems comprise the following:

	September 30,	December 31,
	2019	2018
	(in thousands)
Land and improvements	$2,220	$1,947
Facilities, wells, and equipment	130,486	101,557
Construction in progress	1,885	4,912

Total	134,591	108,416
Accumulated depreciation	(10,478)	(5,174)

Total water facilities and disposal systems	$124,113	$103,242

Costs incurred for construction of produced water disposal assets in progress and not operational are initially included in construction in progress. No depreciation is recorded for these assets as they have not been placed in operations.

Midstream Facilities – Midstream facilities include gathering system assets, primarily pipelines and well connections, which service the Company’s wells. Amounts are recorded at cost and depreciated using the units-of-production method consistent with the Company’s producing oil and gas properties.

Midstream facilities comprise the following:

	September 30,	December 31,
	2019	2018
	(in thousands)
Gathering systems, terminals, and equipment	$71,470	$40,332
Construction in progress	1,856	500

Total	73,326	40,832
Accumulated depreciation	(8,732)	(2,972)

Total midstream facilities	$64,594	$37,860

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Costs incurred for construction of midstream facilities in progress and not operational are initially included in construction in progress. No depreciation is recorded for these assets as they have not been placed in operations.

Accounts Payable and Accrued Liabilities – Costs to drill, complete and operate oil and gas properties are included in accounts payable when invoiced. Costs incurred for which an invoice has not yet been received are included in accrued liabilities and are based on management’s estimate of amounts expected to be paid.

Accrued liabilities consisted of the following as of the dates indicated below:

	September 30,	December 31,
	2019	2018
	(in thousands)
Accrual for capital expenditures	$80,496	$80,393
Other	27,748	24,065

Total	108,244	104,458

Derivative Instruments – The Company uses derivative contracts to reduce the risk associated with commodity price changes associated with its future oil and natural gas production, typically fixed-price swaps and floating basis swaps. The Company’s derivative instruments are measured at fair value and recorded on the condensed consolidated balance sheets as an asset or a liability. Changes in the fair value and realized gains and losses are recorded in (Gain) Loss on Derivative Instruments in the condensed consolidated statements of income.

Revenue Recognition – Effective January 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers. Revenue from the sale of oil, NGLs, and gas are recognized as the product is delivered to the customers’ custody transfer points and collectability is reasonably assured.

The Company fulfills the performance obligations under the customer contracts through daily delivery of oil, NGLs, and gas to the customers’ custody transfer points and revenues are recorded on a monthly basis. The prices received for oil, NGLs, and natural gas sales under the Company’s contracts are generally derived from stated market prices which are then adjusted to reflect deductions, including transportation, fractionation and processing. As a result, the revenues from the sale of oil, natural gas, and NGLs will decrease if market prices decline. The sales of oil, NGLs, and gas as presented on the condensed consolidated statements of income represent the Company’s share of revenues, net of royalties and excluding revenue interests owned by others. When selling oil, NGLs, and gas on behalf of royalty owners or working interest owners, the Company is acting as an agent and thus reports the revenue on a net basis. To the extent actual volumes and prices of oil and natural gas sales are unavailable for a given reporting period because of timing or information not received from third parties, the expected sales volumes and prices for those properties are estimated and recorded.

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Revenue derived from the midstream assets are only transacted through the Company and its subsidiaries, and as such are eliminated during consolidation.

Income Taxes – The Company is an LLC. Accordingly, no provision for U.S. federal or state income taxes has been recorded as the income, deductions, expenses, and credits of the Company are reported on the individual income tax returns of the Company’s member. The Company is, however, subject to the Texas margin tax due to its operation within the state of Texas. Amounts incurred under the Texas margin tax during the period ended September 30, 2019 was immaterial, and no amounts were due as of September 30, 2019.

The Company has not recorded any liabilities as of September 30, 2019 related to uncertain tax provisions, and the Company made no provision for interest or penalties related to uncertain tax positions.

Asset Retirement Obligations – The Company accounts for asset retirement obligations by recognizing the fair value of a liability for an asset retirement obligation in the period in which it is incurred, if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability increases due to the passage of time based on the time value of money until the obligation is settled.

The Company’s asset retirement obligations relate primarily to the retirement of oil and gas properties and related equipment used at the wellsite. The following table summarizes the changes in the Company’s asset retirement obligations for the nine months ended September 30, 2019.

September 30,
2019
(in thousands)
Asset retirement obligations, beginning of period	$3,298

Liabilities incurred during the period	1,106
Liabilities settled during the period	(69)
Accretion of discount	147

Asset retirement obligations, end of period	$4,482

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, revenues payable, derivative instruments, and long-term debt. The carrying value of the Company’s financial instruments approximate fair value due to their short maturities, interest rates that approximate market rates, or recurring fair value measurements.

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk – The Company maintains cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation (FDIC) for amounts up to $250,000. At any point in time, the Company may have amounts on deposit that are in excess of federally insured limits.

Concentrations of credit risk that arise from financials instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue as follows:

For the nine months ended September 30, 2019 and twelve months ended December 31, 2018, one customer accounted for 87% and two customers accounted for 89% of revenue, respectively.

Note 2 – Related Party Transactions

HoldCo Note – In August 2017, HoldCo closed on $300 million of senior secured first lien notes due 2022 (the HoldCo Note). The $300 million facility includes a $100 million delay draw which was amended on March 1, 2019 to extend the expiration to March 1, 2020. The HoldCo Note is collateralized by substantially all of HoldCo’s assets and equity interests, which includes the equity of the Company. As of December 31, 2018, the Company has received $194.7 million sourced from the HoldCo Note and has classified the amounts as capital contributions.

The HoldCo Note accrues interest at LIBOR (London Interbank Offered Rate) plus 6.50%. Interest payments are made by the Company to HoldCo in the form of distributions. During the nine-month period ended September 30, 2019, the Company made distributions of $19.7 million in connection with the interest, and received the $100 million delay draw that was treated as a capital contribution.

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 3 – Long-Term Debt

The carrying amounts of the Company’s long-term debt are as follows:

	September 30,	December 31,
	2019	2018
	(in thousands)
Holdings Facility:
Amount outstanding	$788,000	$567,000
Unamortized deferred financing charges	(4,346)	(4,481)
	783,654	562,519
Water Facility:
Amount outstanding	94,300	79,755
Unamortized deferred financing charges	(1,041)	(627)
	93,259	79,128

Total long-term debt	$876,913	$641,647

Holdings Facility – In July 2016, the Company entered into a five-year, $500 million credit facility with a third party financial institution (the Holdings Facility). The borrowing base is redetermined periodically based on the Company’s proved reserves. As of September 30, 2019, the borrowing base had been increased to $1,125 million. Except in the case of a continuing event of default, amounts borrowed under the Holdings Facility are due on the maturity date of July 1, 2021.

As of September 30, 2019, the Company had $788 million outstanding under the Holdings Facility, and the applicable interest rate was 4.5%.

Under the provisions of the Holdings Facility, the Company is subject to a number of restrictions and covenants, including maintaining a consolidated current ratio greater than 1.0 to 1.0 and a consolidated leverage ratio less than 4.0 to 1.0

The Company believes it was in compliance with all of the covenants under the Holdings Facility as of September 30, 2019.

Water Facility – In April 2019, Felix Water, LLC (“Water”) a wholly owned subsidiary of the Company, entered into a three-year, $150 million credit facility with a third party financial institution (the Water Facility). The borrowing base is redetermined periodically based on the Water’s produced water disposal properties. As of September 30, 2019, the borrowing base was $150 million. Except in the case of a continuing event of default, amounts borrowed under the Water Facility are due on the maturity date of April 23, 2022.

As of September 30, 2019, Water has $94.3 million outstanding under the Water Facility, and the applicable interest rate was 4.44%.

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 3 – Long-Term Debt (continued)

Under the provisions of the Water Facility, Water is subject to a number of restrictions and covenants, including maintaining an interest coverage ratio greater than 2.75 to 1.0 and a leverage ratio less than 3.5 to 1.0 for Felix Water, LLC. The Company believes it was in compliance with all of the covenants under the Water Facility as of September 30, 2019.

Interest Expense – Interest expense consists of the following components:

	Nine-Month Periods
	Ended September 30,
	2019	2018
	(in thousands)
Interest on outstanding debt:
Holdings Facility	$27,155	$8,869
Water Facility	3,726	1,521
Amortization of deferred financing costs	2,422	861

Total interest incurred	33,303	11,251
Less capitalized interest	(9,074)	(5,383)

Net interest expense	$24,229	$5,868

Note 4 – Derivative Instruments

The following table sets forth the Company’s outstanding derivative contracts as of December 31, 2018:

				Weighted-
			Unit of	Average
Commodity	Period	Volume	Measure	Contract Price
Oil basis swaps	1/1/2019 - 6/30/2019	2,261,000	Barrels	$(7.30)
Natural gas price swaps	1/1/2019 - 6/30/2019	1,739,750	MMBtu	$3.71
Natural gas basis swaps	1/1/2019 - 6/30/2019	1,739,750	MMBtu	$(2.15)

The following table sets forth the Company’s outstanding derivative contracts as of September 30, 2019:

				Weighted-
			Unit of	Average
Commodity	Period	Volume	Measure	Contract Price
Oil basis swaps	7/1/2019 - 12/31/2019	4,968,000	Barrels	$0.32
Oil basis swaps	9/30/19 - 12/31/19	366,000	Barrels	$0.35
Oil price swaps	7/1/19 - 12/31/19	3,312,000	Barrels	$57.75
Oil price swaps	10/1/19 - 12/31/19	368,000	Barrels	$61.00
Oil price swaps	1/1/2020 - 6/30/2020	546,000	Barrels	$57.50

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 4 – Derivative Instruments (continued)

The following tables disclose the Company’s derivative instruments as of September 30, 2019 and December 31, 2018:

		Estimated
		Fair Value
		September 30,
Commodity	Balance Sheet Location	2019
		(in thousands)
Oil price swaps	Derivate asset - current	$11,456
Oil basis swaps	Derivate asset - current	(1,051)

		$10,405

		Estimated
		Fair Value
		December 31,
Commodity	Balance Sheet Location	2018
		(in thousands)
Oil basis swaps	Derivate liability - current	$(3,982)
Natural gas price swaps	Derivate liability - current*	1,277
Natural gas basis swaps	Derivate liability - current	(1,220)

		$(3,925)

*	The natural gas price swaps are in an asset position and are subject to a master netting agreement. The Company has elected to net the asset against its liability position.

The following table reconciles the Company’s gain (loss) on its derivative instruments:

	Nine-Month Periods
	Ended September 30,
	2019	2018
	(in thousands)
Realized (loss) on settlements	$(8,559)	$(17,144)
Mark-to-market gain	14,329	4,343

Net gain (loss) on derivative instruments	$5,770	$(12,801)

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 5 – Fair Value Measurements

The Company follows ASC 820, Fair Value Measurements and Disclosures, which establishes a hierarchy for the inputs utilized in measuring fair value. The hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 – quoted prices for identical assets or liabilities in active markets;

Level 2 – quoted prices for similar assets or liabilities in active markets;

Level 3 – unobservable inputs for the asset or liability such as discounted cash models.

The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2019 and December 31, 2018:

	Level 1	Level 2	Level 3
	(in thousands)
September 30, 2019
Oil price swaps	$-	$11,456	$-
Oil basis swaps	-	(1,051)	-
Total	$-	$10,405	$-

December 31, 2018
Oil basis swaps	$-	$(3,982)	$-
Natural gas price swaps	-	1,277	-
Natural gas basis swaps	-	(1,220)	-
Total	$-	$(3,925)	$-

Note 6 – Commitments and Contingencies

Office Lease – The Company leases various office space in Denver, Colorado under non-cancellable operating leases through May 31, 2023. Future minimum payments under these leases are $2.4 million as of September 30, 2019. The Company’s rent expense for the nine-month periods ended September 30, 2019 and 2018 were $0.5 million and $0.4 million, respectively.

Environmental Issues – The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental clean-up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean-up or restoration, the liability to cure such a violation could fall upon the Company. Management believes its properties are operated in conformity with local, state, and federal regulations.

Felix Energy Holdings II, LLC

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 6 – Commitments and Contingencies (continued)

No claim has been made, nor is the Company aware of any uninsured liability which the Company may have, as it relates to any environmental clean-up, restoration or the violation of any rules or regulations relating thereto.

Note 7 – Subsequent Events

On December 15, 2019, WPX Energy, Inc. and the HoldCo entered into a Securities Purchase Agreement pursuant to which the HoldCo will sell, and WPX Energy, Inc. will purchase, one hundred percent of the issued and outstanding membership interests of the Company for a purchase price of $2.5 billion consisting of $900 million in cash and $1.6 billion in shares of stock in WPX Energy, Inc. Under the terms of this purchase agreement, the Company’s wholly owned subsidiaries, Felix Water, LLC, Felix Midstream, LLC, and Felix Administrative Services, LLC are excluded from the transaction and will either be (i) distributed to HoldCo or (ii) disposed of in a third party sale prior to the closing of this purchase agreement. The closing date of this sale is pending as of January 6, 2020.

Additionally, the Company entered into an agreement on December 13, 2019, to sell its oil gathering business, Felix Midstream, LLC, to a third party with an expected closing date of early 2020.

The Company has evaluated subsequent events through January 6, 2019, the date the financial statements were available to be issued, and determined there were no items other than those described above requiring disclosure.